UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WESTERN IOWA ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF MEMBERS
FOR THE MEMBER MEETING TO BE HELD ON JUNE 7, 2010
To our Members:
The 2010 Annual Meeting of Members (the “2010 Annual Meeting”) of Western Iowa Energy, LLC (the “Company”) will be held on Monday, June 7, 2010, at the Wall Lake Community Building, 202 W. 2nd Street, Wall Lake, Iowa. Registration for the 2010 Annual Meeting will begin at 6:00 p.m. The 2010 Annual Meeting will commence at approximately 7:00 p.m.
The purposes of the meeting are: (i) to elect two (2) Directors to our Board of Directors, and (ii) to transact such other business as may properly come before the 2010 Annual Meeting or any adjournments thereof. The Board of Directors recommends a vote FOR the election of Wayne Seaman, its nominee for Director. The foregoing items of business are more fully described in the proxy statement accompanying this notice. We encourage you to review all of the important information in the proxy materials before voting.
Only Members listed on the Company’s records at the close of business on April 30, 2010, are entitled to notice of the 2010 Annual Meeting and to vote at the 2010 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. on Friday, June 4, 2010. You may also attend the 2010 Annual Meeting to cast your vote in person.
All Members are cordially invited to attend the 2010 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date, and return the proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy card will not be used if you attend and vote at the meeting in person. You may fax the proxy card to the Company at (712) 664-2183 or mail it to us at 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa 51466.
By order of the Board of Directors,
William J. Horan
Chairman of the Board
Wall Lake, Iowa
April 30, 2010

WESTERN IOWA ENERGY, LLC
1220 S. Center Street
P.O. Box 399
Wall Lake, Iowa 51466

Proxy Statement
Annual Meeting of Members
Monday, June 7, 2010
7:00 p.m.

This proxy solicitation is being made by the Company. The proxy statement and proxy card were prepared by the Board of Directors of Western Iowa Energy, LLC (the “Company”) for use at the 2010 annual meeting of members of the Company to be held on Monday, June 7, 2010 (the “2010 Annual Meeting”), and at any adjournment thereof. The 2010 Annual Meeting will be held at the Wall Lake Community Building, 202 W. 2nd Street, Wall Lake, Iowa. Registration for the 2010 Annual Meeting will begin at 6:00 p.m. The 2010 Annual Meeting will commence at approximately 7:00 p.m. Distribution of this proxy statement and the proxy card is scheduled to begin on or about April 30, 2010. The Company may use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile, or letter.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	Why did I receive this proxy statement?
A:
The Board of Directors is soliciting your proxy to vote at the 2010 Annual Meeting because you were a member of the Company at the close of business on April 30, 2010, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?
A:	The election of two (2) directors. The nominees are Mr. Brad Albin, Mr. Brent Halling, Mr. Virgil Harrison, and Mr. Wayne Seaman.
Q:	How many votes do I have?
A:
On any matter that may properly come before the meeting, each Member entitled to vote will have one vote for each membership unit owned of record by such Member as of the close of business on April 30, 2010.

Q:	What is the voting requirement to elect the directors?
A:
In the election of directors, the two (2) nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected. The presence (in person or by proxy) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the election of Directors.

Q:	How many membership units are outstanding?
A:	At the close of business on April 30, 2010, there were 26,447 outstanding Units representing membership interests in the Company. This means that there may be 26,447 votes cast on any matter.
Q:	What constitutes a quorum?
A:
As of the record date, the Company had 26,447 outstanding Units. The presence of members holding 25% of the total outstanding Units, or 6,612 Units, constitutes a quorum. If you submit a properly executed proxy or appear at the 2010 Annual Meeting, then your Units will be counted as part of the quorum.

Q:	What is the effect of an abstention?
A:
Because directors are elected by plurality vote, abstentions will not be counted either for or against any nominee. Abstentions will be included when counting Units to determine whether a sufficient number of the Units are represented to establish a quorum.

Q:	How do I vote?
A:	Membership Units can be voted only if the holder of record is present at the 2010 Annual Meeting, either in person or by proxy. You may vote using either of the following methods:
•
Proxy. You may cast your votes for the director election by executing a proxy card for the 2010 Annual Meeting and submitting it to the Company prior to the 2010 Annual Meeting. Completed proxy cards must be received by the Company by 5:00 p.m. on Friday, June 4, 2010 in order to be valid. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card for the 2010 Annual Meeting. You may vote for no more than two (2) directors. After you have marked your choices, please sign and date the proxy card and return it to the Company, either by mail at 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa 51466, or fax it to the Company at (712) 664-2183. If you sign and return the proxy card without specifying your choices, your membership units will be voted only FOR Wayne Seaman.

•	In person at the 2010 Annual Meeting. All members may vote in person at the 2010 Annual Meeting.
Q:	Do I have dissenters’ rights?
A:
Pursuant to Section 6.15 of the Company’s operating agreement (the “Operating Agreement”), members have no dissenters’ rights. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of organizational documents of a company. Pursuant to the Operating Agreement, these rights are not available to you.

Q:	What can I do if I change my mind after I vote my units?
A:	You may revoke your proxy by:
•	Voting in person at the 2010 Annual Meeting;
•
Giving personal or written notice of the revocation to Kevin Ross, Secretary of the Company’s Board of Directors, at the Company’s offices at 1220 S. Center Street, Wall Lake, Iowa 51466, which notice is received prior to 5:00 p.m. on Friday, June 4, 2010; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Kevin Ross, at the commencement of the 2010 Annual Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?
A:
There are four nominees for director, but only two positions are available. Therefore, you may only vote for two nominees. If you do not mark any choices on the proxy card, then the proxies will vote your units only FOR Wayne Seaman, who has been nominated by the Board of Directors. You may wish to vote for only one director candidate. In this case, your vote will only be counted for the director candidate you have selected. If you mark contradicting choices on the proxy cards, such as both for and against a candidate, your votes will not be counted. However, each executed proxy card will be counted for purposes of determining whether a quorum is present at the meeting.

Q:	Who can attend the 2010 Annual Meeting?
A:	All members as of the close of business on the record date, which is April 30, 2010, may attend the 2010 Annual Meeting.
Q:	What is the record date for the 2010 Annual Meeting?
A:	April 30, 2010.
Q:	Who will count the votes?
A:
All votes will be tabulated by the inspector of election appointed for the 2010 Annual Meeting, which will be an administrative employee of the Company, and observed by our auditor. The inspector of election will separately tabulate affirmative and negative votes and abstentions.

Q:	How do I nominate a candidate for election as a director at next year’s annual meeting?
A:
Two director positions will stand for election at the 2011 Annual Meeting. Nominations for director seats are made by a nominating committee appointed by the Board of Directors. In addition, a member may nominate a candidate for director by following the procedures explained in Section 5.3(b) of the Operating Agreement. Section 5.3(b) of the Operating Agreement requires that written notice of a member’s intent to nominate an individual for director must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 60 days and no more than 90 days prior to the date of the Company’s annual meeting. These procedures are described below in the question “When are member proposals and director nominations due for the 2011 annual meeting?”

Q:	What is a member proposal?
A:
A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals and director nominations due for the 2011 annual meeting?
A:
We intend to hold our 2011 Annual Meeting on or about June 6, 2011. In order to be considered for inclusion in next year’s proxy statement, Member proposals must be submitted in writing to the Company by December 31, 2010 (120 days prior to the 1-year anniversary of the date of the mailing of this proxy statement). The Company suggests that proposals for the 2011 Annual Meeting of Members be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Members who intend to present a proposal at the 2011 Annual Meeting of Members without including the proposal in the Company’s proxy statement must provide the Company notice of the proposal no later than April 7, 2011, which is 60 days before the anticipated date of the 2011 annual meeting. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a Member proposal intended to be submitted to the 2011 Annual Meeting of Members by April 7, 2011, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does not receive notice of a member proposal intended to be submitted to the 2011 annual meeting by April 7, 2011, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?
A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks, and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials and reports to such beneficial owners.

PROPOSAL TO BE VOTED UPON
ELECTION OF DIRECTORS
Seven elected directors comprise our Board of Directors. The Board of Directors is currently divided into three classes. Two directors are to be elected by the members at the 2010 Annual Meeting. The terms of the remaining elected directors expire in either 2011 or 2012. Below is a chart showing when each Director’s term expires.

2010	Nile Ramsbottom Wayne Seaman
2011	Warren Bush Kevin Ross
2012	John Geake William Horan Dennis Mauser
At the 2008 annual meeting, Warren Bush and Kevin Ross were re-elected to serve three-year terms until the 2011 annual meeting. At the 2009 annual meeting, John Geake, William Horan, and Dennis Mauser were re-elected to serve three-year terms until the 2012 annual meeting. Nile Ramsbottom has indicated that he does not intend to seek re-election at the 2010 Annual Meeting.
The Board of Directors has recommended as a nominee for election Mr. Wayne Seaman. Mr. Seaman has served on the Board of Directors since August 2006. The following nominees for Director were nominated by members of the Company: Mr. Brad Albin, Mr. Brent Halling, and Mr. Virgil Harrison.
The following table contains certain information with respect to the nominees for election to the Board of Directors at the 2010 Annual Meeting:

Name and Principal		Year First Became a Director	Term Expires
Occupation	Age	(if applicable)	(if applicable)
Brad Albin, Executive	47	—	—
Brent Halling, Farmer	54	—	—
Virgil Harrison,	69	—	—
Retired Contractor
Wayne Seaman, Executive	71	2006	2010
Biographical Information for Nominees
Brad Albin, Director Nominee — Age 47
Brad Albin serves as the Vice President for REG Services, LLC. Mr. Albin has more than 25 years of business operations and executive experience for renewable fuel, agriculture, chemical, and food companies, such as Monsanto/Nutrasweet, LaBatt’s, and Griffin. In the biodiesel industry, Mr. Albin has more than 14 years of experience encompassing all aspects of the industry. Specifically, he built and operated the first true multi-feedstock plant and since then has built, modified, and directed operations for 13 additional biodiesel businesses. Mr. Albin served on the original committee that created and monitors the BQ-9000 quality program which is now the industry standard. Mr. Albin currently serves as Treasurer of the Iowa Renewable Fuels Association (“IRFA”). In that position, he is slated to become the Chairman of the IRFA in 2012.
Brent Halling, Director Nominee — Age 54
Brent Halling has operated a farming operation near Perry, Iowa, for the past 35 years. Mr. Halling served as Iowa Deputy Secretary of Agriculture from 1999 to 2006. Since 1986, Mr. Halling has served as a Dallas County Township Trustee and a Dallas County Township Clerk. In 2008, Mr. Halling served on the Governor’s Rebuild Iowa Advisory Commission as the Chair of the Agriculture and Environment Task Force.

Virgil Harrison, Director Nominee — Age 69
Virgil Harrison operated a special coatings and sandblasting operation in Cherokee, Iowa for 45 years. In this position, Mr. Harrison served municipal water treatment plants and wastewater plants for communities in seven states. He retired from that business in 2009.
Wayne Seaman, Director and Director Nominee — Age 71
Wayne Seaman has served as a Director since August 2006. Mr. Seaman has more than 45 years of experience in value-added agriculture and served as Chief Executive Officer of West Central Cooperative of Ralston, Iowa for 28 years. Upon his retirement from West Central Cooperative in 2000, Mr. Seaman formed Seaman Enterprises, which advises companies on a variety of business-related issues, including mergers and acquisitions, board planning, education, and financial management. Mr. Seaman currently serves on the Board of Directors for Home State Bank, FC Feeds, and St. Anthony Hospital Foundation.
THE BOARD OF DIRECTORS HAS DETERMINED THAT THE INCUMBENT DIRECTOR, MR. WAYNE SEAMAN, IS QUALIFIED TO SERVE AS A DIRECTOR AND RECOMMENDS A VOTE FOR MR. SEAMAN. YOU MAY VOTE FOR ONLY TWO NOMINEES. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES FOR DIRECTOR, THE PROXIES WILL VOTE ONLY FOR THE INCUMBENT DIRECTOR, WAYNE SEAMAN.
Biographical Information for Non-nominee Directors and Significant Employees
Warren Bush, Director — Age 62
Warren Bush has served as a Director since our inception. Mr. Bush is a licensed attorney in Iowa and Arizona. Mr. Bush has served as a Judicial Magistrate for the State of Iowa since July of 1987. He is also a self-employed attorney and practices out of offices in Wall Lake and Dunlap. Mr. Bush also serves on the boards of directors of the following public reporting companies: Western Dubuque Biodiesel, LLC, and Central Iowa Energy, LLC. The members of Central Iowa Energy, LLC, recently approved the dissolution of that company, which dissolution is expected to be complete in the near future. Mr. Bush previously served on the board of directors of Iowa Renewable Energy, LLC. He is a principal in Bush Boys’ Enterprises, LLC, Bush Boys, Inc., Front Row Racing Stable, Ltd., Tyler Kelly’s Shamrock Farm, Ltd., and Warren & The Guys, Ltd. Mr. Bush also serves as a director of the Iowa Horsemen’s Benevolent and Protective Association.
John Geake, Vice Chairman — Age 50
John Geake has served as a Director since our inception. He served as our Chief Executive Officer from inception to August 2006. Mr. Geake currently serves as Vice Chairman. Mr. Geake is a fourth-generation farmer operating a 1,200-acre row crop farm in southern Sac County, Iowa. He also operates a 500-head farrow-to-finish swine operation. John formerly served on the Wall Lake School Board and currently serves on the Twilight Acres Board of Directors. John also serves as an officer of the Wall Lake Fire Department.
William Horan, Chairman and President — Age 62
William Horan has served as a Director since our inception. Mr. Horan has been a farmer for 37 years. He is a partner in Horan Brothers Agricultural Enterprises in Rockwell City, Iowa. Mr. Horan is past president of the Iowa Corn Growers Association and sits on the following: the Board of Directors of Natural Resource Solutions, LLC; Truth about Trade; ISU Research Park Board of Directors; and the USDA DOE Technical Advisory Committee. He also serves on the board of directors of Central Iowa Energy, LLC, a public reporting company. The members of Central Iowa Energy, LLC, recently approved the dissolution of that company, which dissolution is expected to be complete in the near future. Mr. Horan previously served on the boards of directors of the following public reporting companies: Iowa Renewable Energy, LLC, and Western Dubuque Biodiesel, LLC.

Dennis Mauser, Treasurer — Age 61
Dennis Mauser has served as a Director since our inception and currently serves as our Treasurer. Mr. Mauser has farmed for more than 38 years in Buena Vista County and Sac County, Iowa. His 750-acre operation includes corn, soybeans, and popcorn; he also manages a cow-calf herd. He formerly served as President of the Iowa Farm Bureau Young Members, on the Schaller Community School Board, and as President of Sac County Rural Electric Cooperative. He is Past President of the Board of Directors of the Iowa Renewable Fuels Association and serves on the National Biodiesel Board. Mr. Mauser is also a member of the boards of directors of the following public reporting companies: Western Dubuque Biodiesel, LLC, and Central Iowa Energy, LLC. The members of Central Iowa Energy, LLC, recently approved the dissolution of that company, which dissolution is expected to be complete in the near future. Mr. Mauser previously served on the board of directors of Iowa Renewable Energy, LLC.
Kevin Ross, Director and Secretary — Age 29
Kevin Ross has served as a Director since our inception and has been our secretary since August 2006. For 10 years, Mr. Ross has been a farmer/rancher in Minden, Iowa where he operates a 650-acre farm and 70-head cow/calf operation. Mr. Ross has a degree in Agricultural Studies from Iowa State University and serves as a director, secretary, and treasurer for the Iowa Corn Growers’ Association. Mr. Ross also serves as an officer of Windy Hill Farms, Inc., Ross Valley Farms, L.L.C., Ross Land and Cattle, Inc., and DeNovo Equity, LLC. He also serves as an agent for The Home Agency where he is involved with crop insurance sales.
Larry Breeding, General Manager — Age 63
Pursuant to the Management and Operational Services Agreement (“MOSA”) we entered into with REG, Inc. (“REG”), REG supervises and directs the general operations of the plant. Accordingly, the general manager is not our employee. REG hired Larry Breeding as the general manager of our plant in October of 2006. Mr. Breeding has worked with REG and its affiliates since June 2005. Prior to his employment with REG, Mr. Breeding owned Gulf Coast Unit Tower Specialists, a consulting firm for petroleum and petrochemical operators. On April 7, 2009, REG provided twelve months written notice of its intent to terminate the MOSA. On March 16, 2010, we agreed to a one-month extension of the MOSA with REG. The MOSA, as extended, will terminate as of May 3, 2010. During the term of the extension, REG is obligated to provide the same general services to the plant, but is not obligated to provide a general manager. Instead, REG is obligated to provide the services to WIE using various combinations of management personnel at REG’s sole discretion. We have been advised that Mr. Breeding will no longer be serving as General Manager of our plant beginning on or about April 30, 2010. If we are unable to negotiate an extension of the MOSA before May 3, 2010, we may not have access to personnel to supervise the general operations of the plant after that date.
Joe Reed, Operations Manager — Age 64
Pursuant to our Management and Operational Services Agreement with REG, REG provides operations management services. REG hired Joe Reed as the operations manager of our plant. Prior to his employment with REG and its affiliates, Mr. Reed was employed by Well’s Dairy, Inc. in LeMars, Iowa. On April 7, 2009, REG provided twelve months written notice of its intent to terminate the MOSA. On March 16, 2010, we agreed to a one-month extension of the MOSA with REG. The MOSA, as extended, will terminate as of May 3, 2010. During the term of the extension, REG is obligated to provide the same general services to the plant, but is not obligated to provide an operations manager. Instead, REG is obligated to provide the services to WIE using various combinations of management personnel at REG’s sole discretion. If we are unable to negotiate an extension of the MOSA before May 3, 2010, we may not have an operations manager to supervise the general operations of the plant after that date.
Joe Neppl, Chief Financial Officer — Age 61
Joe Neppl has served as our Chief Financial Officer since July 23, 2009. Mr. Neppl has been employed by WIE as its Accountant and Controller since March 2005. Mr. Neppl previously served for 14 years as an accountant for United Agri Products, a division of ConAgra Foods.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
No person or entity, including our officers and Directors, currently beneficially owns more than 5% of our membership units.
SECURITY OWNERSHIP OF MANAGEMENT
As of April 30, 2010, members of our Board of Directors and our executive officers, as a group, beneficially own 2,097 membership units, or 7.93% of our issued and outstanding membership units. As of April 30, 2010, members of our Board of Directors, executive officers, and director nominees beneficially own membership units as follows:

		Amount and Nature
	Name, Address, and Position of	of Beneficial		Percent of
Title of Class	Beneficial Owner	Ownership		Class
Membership Units	John Geake, Vice Chairman and Director	330		1.25%
	3764 Needham Avenue Wall Lake, IA 51466
Membership Units	Warren Bush, Director(1)	628		2.37%
	101 Boyer St. Wall Lake, IA 51466
Membership Units	William Horan, Chairman and Director(2)	90		0.34%
	3220 – 240th Street Rockwell City, IA 50579
Membership Units	Dennis Mauser, Treasurer and Director	225		0.85%
	1940 – 190th Street Early, IA 50535
Membership Units	Kevin Ross, Secretary and Director(3)	240		0.91%
	25426 – 320th Street Minden, IA 51553
Membership Units	Nile Ramsbottom, Director (4)	500		1.89%
	502 Hillcrest Place Jefferson, Iowa 50129illHHk
Membership Units	Wayne Seaman, Director and Director Nominee	34		0.13%
	1827 N. West Street Carroll, Iowa 51401
Membership Units	Joe Neppl, Chief Financial Officer	50		0.19%
	306 W. 3rd Street Wall Lake, Iowa 51466
Membership Units	Brad Albin, Director Nominee(5)	500	(5)	1.89	%(5)
	3031 Bayberry Road Ames, Iowa 50014
Membership Units	Brent Halling, Director Nominee	50		0.19%
	14645 Hall Avenue Perry, Iowa 50220
Membership Units	Virgil Harrison, Director Nominee	100		0.38%
	1953 Highway 3 East Cherokee, Iowa 51012

Totals		2,247		8.50%

(1)
Warren Bush is a principal owner of Bush Boys Enterprises, LLC. Four hundred (400) of the membership units beneficially owned by Warren Bush are held in the name of Bush Boys Enterprises, LLC. Warren Bush is also the trustee of the Clayton Schroeder Irrevocable Trust, which holds 200 units. Warren Bush’s spouse, Linda L. Bush, holds 28 units.

(2)	William Horan is a principal owner of Horan Brothers. William Horan owns 30 units directly and 60 units indirectly through Horan Brothers.

(3)	Kevin Ross is a principal owner of Windy Hill Farms, Inc. Kevin Ross owns 30 units directly and 210 units indirectly through Windy Hill Farms, Inc.

(4)	Nile Ramsbottom is the Executive Vice President Global Sales for REG and shares controls of the 500 membership units owned by REG Ventures, LLC, a wholly owned subsidiary of REG.

(5)
Brad Albin is the Vice President for REG Services, LLC and shares controls of the 500 membership units owned by REG Ventures, LLC, a wholly owned subsidiary of REG. For purposes of calculating the totals in the table above, the 500 membership units owned by REG Ventures, LLC, are counted only once.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2009.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors generally meets once per month. The Board of Directors held 12 regularly scheduled meetings during the fiscal year ended December 31, 2009. The Board of Directors also held 13 special meetings during the fiscal year ended December 31, 2009. All of the Directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended December 31, 2009.
The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our Directors. Members desiring to communicate with the Board of Directors may do so by contacting a Director via our website at www.westerniowaenergy.com, fax, phone, or in writing.
The Board of Directors does not have a policy with regard to Directors’ attendance at annual meetings. Last year, all Directors attended the Company’s annual meeting. Due to this high attendance record, it is the view of the Board of Directors that such a policy is unnecessary.
Board Independence
The board is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. We do not, however, have a majority of independent Directors as defined by NASDAQ Rule 5605(a)(2). The independent Directors include Warren Bush (chairman of the Audit Committee) and Wayne Seaman (member of the Audit Committee). William Horan, John Geake (member of Audit Committee), Kevin Ross, and Dennis Mauser, are not considered independent under NASDAQ Rule 5605(a)(2) due to their status as Chairman, Vice-Chairman, Secretary, and Treasurer of the Company, respectively. Nile Ramsbottom is the Executive Vice President Global Sales for REG. Pursuant to a Management and Operational Services Agreement, REG manages our plant, procures feed stock and chemical inputs for our plant, and markets our biodiesel and glycerin. Our payments to REG for property and services exceeded five percent (5%) of our consolidated gross revenues during the last three fiscal years, so Nile Ramsbottom is not considered to be an independent director as defined by NASDAQ Rule 5605(a)(2).
In making the determination that Warren Bush and Wayne Seaman are independent Directors pursuant to NASDAQ Rule 5605(a)(2), the Board relied upon Annual Director and Officer Questionnaires provided by the Directors and other knowledge the Board may have had.

Audit Committee
The purpose of the Audit Committee is to monitor the integrity of the Company’s financial reporting process and systems of internal controls. The Audit Committee appoints and monitors the independence and qualifications of the Company’s independent auditors, provides an avenue of communication among the independent auditors, management, and the Company’s Board of Directors, and prepares an Audit Committee report to be included in the Company’s annual proxy statement.
The Audit Committee of the Board of Directors operates under a charter adopted by the Board of Directors in July 2006. A copy of the Audit Committee Charter is not available on the Company’s website, but was attached to the Company’s proxy statement with respect to the 2009 annual meeting.
Under the charter, the Audit Committee must have at least three members. The Board of Directors appointed Warren Bush, John Geake, and Wayne Seaman to the Audit Committee. In June 2007, the Board of Directors appointed John Morrow to act as the financial expert on the Audit Committee. Warren Bush is the Chairman of the Audit Committee. The Audit Committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of our Audit Committee members are independent within the definition of independence provided by NASDAQ Rules 5605(a)(2). Rule 5605(c)(2), however, imposes more stringent standards on Audit Committee members and provides that the Audit Committee must be composed of at least three members who are independent under Rule 5605(a)(2), meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, have not participated in the preparation of the Company’s financial statements at any time during the past three years, and are able to read and understand fundamental financial statements. Additionally, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background. Nevertheless, a majority of our Audit Committee, including Warren Bush, John Morrow, and Wayne Seaman, is independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2). John Geake is not an independent member of our Audit Committee as he is an executive officer of the Company.
John Morrow serves as the financial expert on the Audit Committee. Mr. Morrow is a Certified Public Accountant licensed in the state of Iowa. Mr. Morrow’s experience includes assisting clients in various areas, including selection of entity, implementing initial accounting systems, training, preparing monthly and annual statements, payroll, and detail analysis. In addition, Mr. Morrow has been engaged by various entities such as agricultural-related companies dealing in grain and agriculture products, utilities, financial institutions, nonprofit organizations, regional council of governments, regional housing authority, county schools and local political subdivisions to provide auditing services. Mr. Morrow has a wide range of experience in taxation, including taxation of C corporations, S corporations, limited liability companies, partnerships, nonprofit organizations, individual payroll, employee benefits plans, and sales and use taxes. Mr. Morrow is paid $125 per hour for his services. Mr. Morrow is an independent member of the Audit Committee.
The Audit Committee met four times during the fiscal year ended December 31, 2009, to discuss audit-related issues. Each of our Audit Committee members attended all of the Audit Committee meetings.
Audit Committee Report
The Audit Committee delivered the following report to the Board of Directors of the Company on March 29, 2010. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2009. The Audit Committee has discussed with Eide Bailly LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter to management from Eide Bailly LLP as required by Public Company Accounting Oversight Board’s Ethics and Independence Rule 3526, as approved by the SEC on August 22, 2008, and has discussed with such independent registered public accounting firm their auditors’ independence. The Audit Committee has considered whether the provision of services by Eide Bailly LLP, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Q, are compatible with maintaining Eide Bailly LLP’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009.
Audit Committee
Warren Bush, Chair
John Geake
Wayne Seaman
John Morrow
Independent Registered Public Accounting Firm
The Audit Committee selected Eide Bailly LLP as the Company’s independent registered public accountants for the fiscal year January 1, 2009 to December 31, 2009. A representative of Eide Bailly LLP is expected to be present at the 2010 Annual Meeting to respond to appropriate questions from the members and will have an opportunity to make a statement if he or she desires to do so.
Audit Fees
The aggregate fees billed by the principal independent registered public accounting firm Eide Bailly LLP to the Company for the fiscal years ended December 31, 2008 and 2009 are as follows:

	Fiscal
Category	Year	Fees
Audit Fees(1)	2009	$89,834	(2)
	2008	$97,508
Audit-Related Fees	2009	$29,070	(3)
	2008	$0
Tax Fees	2009	$0
	2008	$0
All Other Fees(4)	2009	$1,924
	2008	$760

(1)	Audit fees include review of regulatory filings, quarterly financial statement reviews and research and consultation related to financial statement and filings.

(2)	Audit fees for 2009 are estimated.

(3)	The Company incurred audit-related fees in 2009 related to a proposed consolidation with REG.

(4)	Fees related to observation of election proceedings at the 2009 and 2008 Annual Meetings of Members.
Prior to engagement of its principal independent registered public accounting firm to perform audit services for the Company, such firm was pre-approved by the Audit Committee.
One hundred percent (100%) of all audit services were pre-approved by the Audit Committee.

Nominating Committee
The Board of Directors has acted as a nominating committee for the Company and no separate nominating committee has been formed to date. The Board of Directors met on March 29, 2010 to discuss nominations for Directors of the Company. The Board of Directors unanimously voted to nominate Mr. Wayne Seaman for re-election as a Director of the Company and to recommend his election at the 2010 Annual Meeting. The following nominees for Director were nominated by members of the Company: Mr. Brad Albin, Mr. Brent Halling, and Mr. Virgil Harrison.
Based upon the size of the Company and the Board’s familiarity with the Company since its inception, the Board also has determined that each of the Directors is qualified to suggest nominees for consideration to the Board of Directors acting as a nominating committee. Pursuant to our Operating Agreement, nominees for Group I Directors are to be nominated and elected at our 2010 Annual Meeting. The Board of Directors, when acting as a nominating committee, is generally responsible for:
•	Developing a nomination process for candidates to the Board of Directors;
•	Establishing criteria and qualifications for membership to the Board of Directors;
•	Identifying and evaluating potential Director nominees;
•	Filling vacancies on the Board of Directors; and
•	Recommending nominees for election or re-election.
The Board of Directors, when fulfilling the duties of a nominating committee, does not operate under a charter and it does not have a policy with regard to the consideration of any Director candidates recommended by Members. The Board of Directors believes that this is appropriate since our Operating Agreement provides a procedure pursuant to which Members may nominate Directors. In identifying candidates for initial or continued membership on the Board, the Board takes into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought, and an ability to work collegially. The Board also may consider the extent to which the candidate would fill a present need on the Board. In the future, the Board of Directors may establish a nominating committee and may establish a charter and develop policies and procedures for evaluating potential Director candidates, whether presented by Members or selected by a nominating committee. A nominating committee would be exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Two of our Directors are independent within the definition of independence provided by NASDAQ Rule 5605(a)(2). The remaining Directors are not independent due to their status as officers of the Company (William Horan, John Geake, Kevin Ross, and Dennis Mauser) or due to our relationship with REG (Nile Ramsbottom). Each Director has a role in nominating Directors.
Compensation Committee
The Board of Directors has not established a committee specifically entitled “compensation committee.” Our Board of Directors performs the same tasks usually performed by a compensation committee. Based upon the size of the Company and the Board’s familiarity with the Company since its inception, the Board has determined that each of the Directors is qualified to perform the services of a compensation committee. The Board of Directors has responsibility for proposing and evaluating the compensation of the Company’s President and oversees the compensation of our other executive officers and Directors. The Board of Directors has overall responsibility for approving our Director and executive compensation plans, policies, and programs. The Board of Directors met 25 times during the fiscal year ended December 31, 2009. Two of the Directors are independent within the definition of independence provided by NASDAQ Rule 5605(a)(2). The remaining Directors are not independent due to their status as officers of the Company (William Horan, John Geake, Kevin Ross, and Dennis Mauser) or due to our relationship with REG (Nile Ramsbottom). Each Director has a role in proposing and evaluating the compensation of Directors and officers.

Compensation Committee Interlocks and Insider Participation
Each of the following Directors participated in deliberations concerning executive officer compensation: William Horan, John Geake, Kevin Ross, and Dennis Mauser. No member of the board of directors is employed by or serving as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our compensation committee.
Compensation Committee Report
The board of directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the board of directors recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.
Warren Bush
John Geake
William Horan
Dennis Mauser
Nile Ramsbottom
Kevin Ross
Wayne Seaman
NOMINATIONS FOR DIRECTOR POSITIONS AND MEMBER PROPOSALS
Nominations for Director Positions
Nominations for the election of Directors may be made by any Member entitled to vote generally in the election of Directors. In accordance with our Amended and Restated Operating Agreement, a Member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Western Iowa Energy at least 60 days, but no more than 90 days, prior to the annual meeting.
This notice must contain: (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of units of Western Iowa Energy entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (v) such other information regarding each nominee proposed by the Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of Western Iowa Energy if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a candidate for the Director’s seat to be filled at the next election of Directors. If a presiding officer at a meeting of the Members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.
Member Proposals
In order to be considered for inclusion in our 2011 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by December 31, 2010 (120 days prior to the 1-year anniversary of the date of the mailing of this proxy statement). The Company suggests that proposals for the 2011 Annual Meeting of the Members be submitted by certified mail, return receipt requested.

Members who intend to present a proposal at the 2011 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than April 7, 2011 (approximately 60 days prior to the estimated date for the 2011 Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If the Company does not receive notice of a member proposal intended to be submitted to the 2011 Annual Meeting by April 7, 2011, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following is a discussion of the transactions we have engaged in during the past three years or plan to engage in with related parties:
Transactions with REG
We entered into a design-build agreement with our general contractor, REG, LLC. We paid REG, LLC over $30,000,000 under this agreement. In 2005, we entered into an oral agreement with REG, LLC. The agreement required us to issue 500 membership units in a private placement to REG, LLC in exchange for a $1,000,000 deduction from the final retainage payable to REG, LLC. In July 2006, we issued 500 membership units to REG, LLC. REG, LLC subsequently assigned its interest in the design-build agreement to REG, Inc. (“REG”). Nile Ramsbottom is the Executive Vice President Global Sales of REG and is also one of our Directors. Brad Albin is Vice President of Manufacturing for REG Services, LLC, an affiliate of REG, and is a nominee for Director.
On May 9, 2005, we entered into a Management and Operational Services Agreement with West Central Cooperative to provide overall management, sales and marketing and feedstock procurement services to our plant. On September 21, 2006, West Central assigned the agreement to REG, whereby REG agreed to perform all duties and discharge all obligations as set forth in the Management and Operational Services Agreement. As defined in the Management and Operational Services Agreement, we pay a fee based upon the number of gallons of biodiesel produced as compensation for our General Manager and Operations Manager who are provided by REG. In addition, we pay REG a monthly feedstock procurement fee based upon the amount of feedstock procured and a chemical procurement fee based upon the amount of biodiesel we produce monthly. Our marketing fee for biodiesel, glycerin, and fatty acids is based upon the number of gallons of biodiesel marketed monthly. Finally, we are required to pay a yearly income bonus equal to a certain percentage of our net income as defined in the Management and Operational Services Agreement. On April 7, 2009, REG provided twelve months written notice of its intent to terminate the MOSA. On March 16, 2010, WIE and REG agreed to a one-month extension of the MOSA. The MOSA, as extended, will terminate as of May 3, 2010.
The Board of Directors reviews all transactions with related parties, as that term is defined in Item 404 of SEC Regulation S-K, or any transaction in which related persons have an indirect interest. The Company’s Operating Agreement includes a written policy that requires that any such related-party transaction be made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party. Further, our Operating Agreement requires our Directors to disclose any potential financial interest in any transaction being considered by the Board of Directors.
EXECUTIVE COMPENSATION
William Horan is currently serving as our Chairman, President, and Chief Executive Officer. John Geake is currently serving as our Vice-Chairman. Dennis Mauser is currently serving as our Treasurer, Kevin Ross is currently serving as our Secretary, and Joe Neppl is currently serving as our Chief Financial Officer.

Compensation Discussion and Analysis
In April 2007, our Board of Directors approved a compensation policy for our Chairman and President. Pursuant to that policy, William Horan, in his capacity as Chairman and President of the Company, receives compensation in the amount of $1,000 per month. This compensation policy is currently in effect for the 2010 fiscal year. In addition, effective October 1, 2007, each Director of the Company receives a fee of $500 per Board meeting attended. This compensation policy is currently in effect for the 2010 fiscal year and applies to all Directors, including our Chairman and President. Pursuant to a compensation policy approved by the Board of Directors in September 2006, each Director also receives a fee of $75 per hour for other business done on the Company’s behalf, with a maximum of $500 per day. This compensation policy is currently in effect for the 2010 fiscal year and applies to all Directors. In order to reward the Directors for the financial success of the Company, in any year in which the Company meets all of its loan covenants, each Director receive an additional $250 per month payable retroactively. In any year in which the Company realizes an annual return on investment of 15% or more, each Director receives an additional $250 per month payable retroactively.
Joe Neppl was appointed as Chief Financial Officer effective July 23, 2009. Joe Neppl is employed under a verbal agreement with the Company at an annual salary of $70,550. Joe Neppl is also eligible for an annual performance bonus in the discretion of the Board of Directors.
Summary Compensation Table
The following table sets forth all compensation paid or payable by the Company during the last three fiscal years to our President, William Horan. The table also sets forth all compensation paid or payable by the Company to our Chief Financial Officer, Joe Neppl, during the full fiscal year ended December 31, 2009, which is the year in which Mr. Neppl was appointed as Chief Financial Officer. As of December 31, 2009, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and		Fees Earned or		All Other
Principal Position	Year	Paid In Cash	Bonus	Compensation(1)	Total

William Horan,	2009	$18,225	$3,000	$3,082	$24,307
Chairman, President, and CEO	2008	$18,300	$3,000	$3,689	$24,989
	2007	$19,500	$0	$2,296	$21,796
Joe Neppl, Chief Financial Officer(2)	2009	$70,550	$1,621	$0	$72,171

(1)	Includes reimbursement at the standard IRS rate for mileage incurred in connection with services rendered to the Board of Directors and the Company.

(2)	Joe Neppl was appointed as Chief Financial Officer effective July 23, 2009.
DIRECTOR COMPENSATION
Our Board of Directors is compensated pursuant to a compensation policy approved by our Board of Directors in September 2007. Effective October 1, 2007, (i) each member of the Board of Directors receives $500 for each Board meeting the Director attends; (ii) should the Company meet all of its loan covenants in any year, each Director will receive an additional $250 per month payable retroactively; and (iii) should the Company realize an annual return on investment of 15% or more, each Director will receive an additional $250 per month payable retroactively. The Company’s Director compensation policy remained unchanged in fiscal year 2009. In addition, each Director is reimbursed for reasonable expenses incurred in connection with service to the Company, including mileage and attendance at meetings and conferences.

For Fiscal Year 2009, the Directors received the following compensation:

		Fees Earned or	Additional
		Paid in Cash(1)	Compensation(2)	Total Compensation
Director	Fiscal Year	($)	($)	($)
Warren Bush	2009	$12,000	$2,541	$14,541
John Geake	2009	$12,000	$80	$12,000
Dennis Mauser	2009	$11,000	$7,242	$18,242
Nile Ramsbottom	2009	$8,000	$307	$8,307
Kevin Ross	2009	$9,500	$4,218	$13,718
Wayne Seaman	2009	$12,000	$2,197	$14,197

(1)	Includes compensation payable to Directors for attendance at Board meetings at the rate of $500 per meeting and $75 per hour for other business done on the Company’s behalf, with a maximum of $500 per day. Also includes payments to members of the Audit Committee for attendance at Audit Committee meetings at the rate of $250 per meeting.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the Board of Directors.
ANNUAL REPORT AND FINANCIAL STATEMENTS
The Company’s 2009 Annual Report to security holders on Form 10-K, including financial statements and notes for the fiscal year ended December 31, 2009, accompanies the delivery of this Proxy Statement.

Appendix I

WESTERN IOWA ENERGY, LLC	NAME _________________________________
2010 Annual Meeting of Members – Monday, June 7, 2010 For Unit Holders as of April 30, 2010. Proxy Solicited on Behalf of the Board of Directors	NUMBER OF UNITS ____________________
PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX
PROPOSAL: ELECTION OF TWO GROUP I DIRECTORS
You may vote for TWO (2) nominees.

	For	Against	Abstain
Brad Albin	☐	☐	☐
Brent Halling	☐	☐	☐
Virgil Harrison	☐	☐	☐
Wayne Seaman	☐	☐	☐
By signing this proxy card, you appoint Kevin Ross and Warren Bush, jointly and severally, each with full power of substitution, as proxies to represent you at the 2010 Annual Meeting of the Members to be held on Monday, June 7, 2010, and at any adjournment thereof, on any matters coming before the meeting. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting.
If you do not mark any choices for the Directors on the proxy card, the proxies solicited by the Board of Directors will be voted only FOR the Board of Directors’ nominee, Wayne Seaman. If you mark fewer than two (2) choices for Directors, the proxies will vote your units ONLY for the persons you mark as your choices. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will not be counted either for or against any nominee because Directors are elected by plurality vote, meaning that persons receiving the most votes relative to the other nominees will be elected. If you do not submit a proxy card or attend the 2010 Annual Meeting, it will not be counted as a vote either for or against any nominee and will not be counted for purposes of determining the existence of a quorum.
You may revoke your proxy by: (1) voting in person at the 2010 Annual Meeting; (2) giving personal or written notice of the revocation, which is received by Kevin Ross, Secretary of the Company’s Board of Directors, at the Company’s offices at 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa 51466 by 5:00 p.m. on June 4, 2010; or (3) giving personal or written notice of the revocation to the Company’s Secretary, Kevin Ross, at the commencement of the 2010 Annual Meeting.

Signature:	Signature:

Date:	Date:

Please sign exactly as your name appears on your membership certificate. When signing as attorney executor, administrator, trustee or guardian, please note that fact. If units are jointly held by more than one person, both owners must sign.